EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made and entered into this 11th day of August, 2014, between M&F Bancorp, Inc., a holding company organized and existing under the laws of the State of North Carolina (“Bancorp”), and its subsidiary, Mechanics & Farmers Bank, a commercial bank duly organized and existing under the laws of the State of North Carolina (the “Bank”) (collectively referred to as “Employer”), and James H. Sills III (the “Executive”).

WHEREAS, Bancorp desires to employ Executive as its President and Chief Executive Officer (“CEO”) upon the terms and conditions specified herein; and

WHEREAS, the Bank desires to employ Executive as its President and CEO upon the terms and conditions specified herein; and

WHEREAS, Executive desires to be employed as President and CEO of Bancorp and the Bank upon the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Employment. Executive shall be employed by Employer to render services as President and CEO of Bancorp and the Bank. In this capacity, Executive shall have such duties and responsibilities as may be designated to him by Employer from time to time that are not inconsistent with the duties and responsibilities customary and comparable for a person having such position with a commercial bank and a bank holding company, and that are permitted by federal and North Carolina banking laws.

2.           Term. Unless earlier terminated as provide herein, Executive’s employment under this Agreement shall commence on September 1, 2014 and continue for a term of two (2) years (the “Initial Term”). The term of employment shall be extended for additional terms of one year each (“Additional Term”) unless a Notice of Termination, as defined hereinafter, shall be delivered by the Employer to Executive not less than 120 days prior to the end of the Initial Term or an Additional Term, as applicable. A “Notice of Termination” shall mean a written notice of termination from Employer or Executive that specifies an effective date of termination and indicates upon which termination provision in this Agreement such Notice of Termination is given.

3.          Compensation and Benefits. In consideration of all services rendered by Executive under this Agreement, Employer agrees to provide Executive with the following compensation and benefits:

a.          Base Compensation. Employer shall pay Executive a base annual salary of not less than Two Hundred Seventy-Five Thousand Dollars and 00/100 ($275,000.00), subject to applicable deductions and withholdings as required by law, payable in accordance with the customary payroll practices of Employer. Executive’s annual base salary may be increased at such times as determined by the Boards of Directors of Bancorp and Bank.

b.          Annual Bonus. At such time as Bancorp and the Bank are no longer subject to applicable prohibitions in the Authorities (as defined in Appendix A), Executive shall be eligible for an annual bonus from Employer, the amount of which shall be determined by the Boards of Directors of Bancorp and Bank in their discretion.

c.          Participation in Employee Benefits Plans. Executive shall be eligible to participate in all retirement, welfare, health and other benefit plans or programs currently offered by Employer to other executive officers or which may be later offered to other executive officers.

d.          Paid Time Off. Executive shall be entitled to four (4) weeks of paid time off to be used in his discretion, subject to appropriate prior notice and any banking rules or regulations regarding the same.

e.          Business Expenses. Executive shall be entitled to incur and be reimbursed for all reasonable business expenses, including, for example, mileage, lodging, food, cell phone, a personal computer, home internet service and similar expenses. Employer agrees that it will reimburse Executive for all such expenses upon the presentation by Executive of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with Employer’s established policies. Reimbursement shall be made within a reasonable period after Executive’s submission of an itemized account.

f.          Fringe Benefits. Executive shall be entitled to receive all other fringe benefits, which are now or may be provided to Employer’s executive officers. To the extent that the level of any such benefits is based upon seniority or compensation levels, Employer shall make an appropriate and proportionate adjustment to Executive’s benefits.

g.          Temporary Housing Allowance. Employer agrees to provide Executive with a temporary housing allowance of Fifteen Hundred Dollars and 00/100 ($1,500.00) per month for a period to end on the earlier of (i) the conclusion of six (6) months from the date of the commencement of the Initial Term and (ii) his occupancy of a residence purchased by him in the Bank’s market area.

h.          Moving Allowance. Employer will pay all reasonable moving expenses incurred by Executive in relocating from Wilmington, Delaware to Durham, North Carolina area, the amount of such expenses not to exceed the average of three (3) bids obtained by Executive from moving companies.

6.          Termination.

a.          Death. The Agreement will be terminated upon the death of Executive. In such event, Executive’s estate shall receive any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred, plus any bonus earned or accrued through the date of death (including any amounts awarded for previous years but which were not yet paid).

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b.          Disability. Employer may terminate this Agreement upon the disability of the Executive for a period of 180 days which, in the opinion of the Boards of Directors of Bancorp and Bank, renders him unable to perform the essential functions of his job and for which reasonable accommodation is unavailable. For purposes of this Agreement, the term “Disability” shall mean that Executive  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Employer. During the period of any incapacity leading up to the termination of Executive’s employment under this provision, Employer shall continue to pay Executive his full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus) until Executive becomes eligible for benefits under any long-term disability plan or insurance program maintained by Employer, provided that the amount of any such payments to Executive shall be reduced by the sum of the amounts, if any, payable to Executive for the same period under any disability benefit plan or insurance program covering Executive. Furthermore, Executive shall receive any bonus earned or accrued through the date of termination (including any amounts awarded for previous years but which were not yet paid).

c.          Termination for Cause. Employer may terminate this Agreement for Cause upon delivery of a Notice of Termination to Executive. If Executive’s employment is terminated for Cause under this provision, Executive shall receive only any sums due him as base salary and/or reimbursement of expenses incurred through the date of such termination. “Cause” shall be determined in Employer’s reasonable discretion and shall consist of any of (i) the commission by Executive of a willful act (including, without limitation, a dishonest or fraudulent act), a grossly negligent act, or a willful or grossly negligent omission to act by Executive, which is intended to cause, causes or is reasonably likely to cause material harm to Employer (including harm to its business reputation); (ii) the indictment of Executive for the commission or perpetration of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the exhibition by Executive of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of Employer’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in Employer’s good faith and reasonable judgment, is materially detrimental to Employer’s best interest, that, if susceptible of cure remains uncured ten (10) business days following written notice to Executive of such specific inappropriate behavior; (iv) the failure of Executive to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 30 business days following written notice to Executive of such failure; or (v) failure by Executive to perform any of his material duties required by this Agreement to the reasonable satisfaction of Employer, which failure remains uncured in Employer’s good faith assessment for a period of 30 business days following written notice thereof from Employer.

d.          Termination Without Cause. Employer may terminate this Agreement without Cause upon delivery of a Notice of Termination to Executive. Following such time as the “golden parachute” prohibitions contained in EESA are no longer applicable to Bancorp and the Bank, if Executive’s employment is terminated without Cause under this provision, Employer shall pay Executive severance compensation in an amount equal to 100% of his then current monthly base salary each month for 12 months from the date of termination. Termination without cause shall also include termination of Executive when such termination occurs as the result of a change of control of the Bank or Bancorp.

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e.          Voluntary Termination by Executive. Executive may terminate this Agreement voluntarily at any time by delivering a Notice of Termination. If Executive resigns under this provision, Executive shall receive any sums due him as base salary and/or reimbursement of expenses through the date of such termination. Executive shall provide Employer with 60 days prior notice of termination.

7.          Covenants Of Executive.

a.          Nondisclosure Covenant. The parties acknowledge that Employer’s success is attributable largely to the ownership, use and development of certain valuable confidential and proprietary information (the “Proprietary Information”), and that Executive’s employment with Employer will involve access to and work with such information. Executive acknowledges that his relationship with Employer is a confidential relationship, and agrees that he shall not, either directly or indirectly, use any Proprietary Information for his own benefit, or divulge, disclose or communicate any Proprietary Information in any manner whatsoever to any person or entity other than to executives or agents of Employer having a need to know such Proprietary Information to perform their responsibilities on behalf of Employer, and to other persons or entities in the normal course of Employer’s business. This nondisclosure obligation shall apply to all Proprietary Information, whether or not Executive participated in the development thereof. Upon termination of his employment with Employer for any reason, Executive will return to Employer all Proprietary Information in any medium and all other documents, data, materials or property of Employer (including any copies thereof) in his possession. For purposes of this Agreement, the term “Proprietary Information” shall include any and all proprietary information related to the business of Employer, including any of its services, products, sales, operations or relationships, which are not generally known to the public, specifically including (but without limitation) pricing, marketing plans, development plans, strategies, forecasts, suppliers, methods and manner of operations; information relating to the identity, needs and location of all past, present and prospective customers; and information with respect to the internal affairs of Employer. The parties stipulate that, as between them, the above-described matters are important and confidential and are critical to the successful conduct of the business of Employer.

b.          Loyalty and Best Efforts. Executive agrees to be a loyal executive and that he will at all times faithfully, industriously and to the best of his ability, experience and talents perform all the duties that may be required of him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer, commensurate with his position, and to comply with all rules, regulations and policies established or issued by Employer or applicable banking regulators. Such duties shall be rendered at such place as Employer reasonably designates.

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8.          EESA Provisions. Executive and Employer agree to the provisions of Appendix A attached hereto and incorporated herein by reference.

9.          Miscellaneous.

a.          Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of law principles thereof. Executive hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina.

b.          Entire Agreement. This Agreement constitutes the entire agreement between Executive and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Executive and Employer relating to the terms of Executive’s employment by Employer, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Executive hereby expressly disclaims any rights under any such agreements, understandings and arrangements.

c.          Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

d.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

e.          Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mail, postage prepaid, return receipt requested, addressed as follows:

To Employer:

M&F Bancorp, Inc.

c/o Chairman of the Board

2634 Durham-Chapel Hill Boulevard

Durham, North Carolina 27707

Mechanics & Farmers Bank

c/o Chairman of the Board

2634 Durham-Chapel Hill Boulevard

Durham, North Carolina 27707

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To Executive:

James H. Sills III

Mechanics & Farmers Bank

2634 Durham-Chapel Hill Boulevard

Durham, North Carolina 27707

Notices may be given in person, by overnight courier delivery or by U.S. Mail. Notice shall be deemed given when delivered in person, the first business day after delivery to a nationally recognized overnight courier service and three (3) days after deposit, postage prepaid, in the U.S. Mail, in each case addressed to the applicable address provided in this Section 8(e). Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices shall be sent.

f.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

g.          Waiver. Failure of Employer or Executive to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

h.          Successors. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which Employer is a party, or any assignee of all or substantially all of Employer’s business and properties.

i.          Assignment. Executive’s rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representative of his estate.

j.          Indemnification. Executive shall be indemnified and held harmless from any and all demands, claims, damages, suits, actions, and legal proceedings brought against Executive, in his individual capacity or in his official capacity, as agent and/or employee of Employer for any incident or activity arising prior to or during the course of employment of Executive by Employer to the full extent provided in the organizational documents of Bancorp and the Bank.

k.          Compliance with Section 409A. To the extent applicable, the parties hereto intend that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance, or other interpretative authority thereunder (“Section 409A”). The parties hereby agree that this Agreement shall be construed in a manner to comply with Section 409A and that should any provision be found not in compliance with Section 409A, the parties are hereby contractually obligated to execute any and all amendments to this Agreement deemed necessary and required by legal counsel for Bancorp and the Bank to achieve compliance with Section 409A. By execution and delivery of this Agreement, Executive irrevocably waives any objections he may have to the amendments required by Section 409A.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) set forth below.

MECHANICS & FARMERS BANK

By:

Name:

Title:

Date:

M&F BANCORP, INC.

By:

Name:

Title:

Date:

EXECUTIVE

James H. Sills III

Date:

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APPENDIX A

WHEREAS, Bancorp entered into a letter agreement with the United States Department of the Treasury (“UST”) pursuant to which it issued shares of preferred stock (the “Purchased Securities”) and the UST purchased from Bancorp the Purchased Securities (the “Program”); and

WHEREAS, a condition to participation in the Program under the Emergency Economic Stabilization Act of 2008, enacted October 3, 2008 (“EESA”), is that employment agreements and other agreements with the chief executive officer, the chief financial officer and certain other executive officers of Bancorp (each, a “Covered Employee”) must comply with the provisions of the EESA, Treasury Notice 2008-PSSFI, Treasury Notice 2008-TARP, IRS Notice 2008-94, 31 C.F.R. Part 30. Congress has amended the EESA in the American Recovery and Reinvestment Act of 2009 (“ARRA”); and, finally, the UST has promulgated Interim Final Rules (June 15, 2009) under the EESA and the ARRA (all of the foregoing acts, notices and rules and all further rules, regulations, notices and guidelines promulgated under the EESA or the ARRA being collectively referenced to herein as the “Authorities”).

NOW, THEREFORE, Employer and Executive agree to the following as an Appendix to the Employment Agreement, dated as of August 11, 2014, among Bancorp, the Bank and Executive (the “Agreement”):

1.          Special Provisions During Treasury Holding Period. The following provisions in this Section 1 shall be in force and effective throughout the period that the UST holds an equity or debt position in Bancorp pursuant to the Program (the “Treasury Holding Period”):

a.          Controlled Group of Companies. The term “Bancorp” as used in this Appendix A shall be deemed to include all members of a “controlled group of corporations” (as such term is defined in the Authorities) of which Bancorp is a member.

b.          Return of Incentive and Bonus Compensation. In the event that Executive receives one or more payments of incentive compensation and/or bonus compensation during the Treasury Holding Period, whether pursuant to a plan, agreement, understanding, policy, action of the Board of Directors of Bancorp or other similar arrangement, and it shall thereafter be determined by Bancorp’s Board of Directors, the UST or Bancorp’s or the Bank’s primary federal regulator that the payments of such incentive compensation and/or bonus compensation were calculated, in whole or part, based upon materially inaccurate financial statements of Bancorp and/or materially inaccurate performance metric criteria, then Executive shall promptly, but in no event less than 30 days after such determination is made, pay to Bancorp (or, at Bancorp’s direction, to the Bank) a sum equal (A) the amount of each such payment less (B) the amount which such payment would have been if calculated using accurate financial statements of Bancorp and accurate performance metric criteria.

Within ten (10) days of being advised of any such determination, Executive may exercise an appeal and seek redress from such determination, after having made the repayment set forth in the preceding paragraph, as follows:

i.          If such determination was made by Bancorp’s Board of Directors, Executive may require such Board of Directors to promptly engage an independent audit firm (which may be Bancorp’s independent audit firm if permissible under laws, regulations and rules applicable to such firm) to review and evaluate the bases of such determination. Such review shall be concluded promptly but in no event more than thirty (30) days after the engagement of such firm. The report of the firm engaged shall be final and may not be challenged by Executive whether by the filing of a civil lawsuit or otherwise (and Executive expressly waives and releases any and all rights to do so). In the event that the firm engaged determines either that (x) neither the applicable financial statements nor the performance metric criteria were materially inaccurate or (y) that aggregate inaccuracies in the financial statements and/or the performance metric criteria were less than 10% of the amounts identified as inaccurate in the applicable determination, then Bancorp shall pay the fees and expenses of such firm incurred in connection with such review and report. In all other instances, Executive shall be responsible for such fees and expenses.

ii.          If such determination was made by the UST or Bancorp’s or the Bank’s primary federal banking regulator, Executive shall have such opportunities for redress as are permitted by the UST or such federal regulator, as applicable, or otherwise by applicable law.

c.          Incentive Compensation Arrangements. Executive agrees that notwithstanding any provision of the Agreement or any incentive compensation plan, agreement, understanding, policy, action of Bancorp’s Board of Directors or other similar arrangement, during the Treasury Holding Period, Executive will only be entitled to participate (to the extent Executive is entitled to participate in incentive compensation arrangements of Bancorp pursuant to an action of the Board of Directors, the Employment Agreement, a policy of Bancorp or other similar development) in incentive compensation arrangements that the compensation committee of Bancorp’s Board of Directors (or a committee acting in a similar capacity) has reviewed as provided in Treasury Notice 2008-PSSFI and has determined do not encourage Bancorp’s senior executive officers to take unnecessary and excessive risks that threaten the value of Bancorp or the Bank, and that have been certified by such compensation committee (or committee acting in a similar capacity) as required under Treasury Notice 2008-PSSFI as not encouraging Bancorp’s senior executive officers to take unnecessary and excessive risks that threaten the value of Bancorp or the Bank.

d.          Prohibited Golden Parachute Payments. In the event that Executive is severed from employment with Bancorp during the Treasury Holding Period (i) by reason of an involuntary termination of Executive by Bancorp or the Bank, or (ii) in connection with any bankruptcy filing, insolvency or receivership of Bancorp or the Bank, each of the terms in items (i) and (ii) as defined in the Authorities, notwithstanding any other provision of the Agreement; any stock award plan, award, grant, agreement, understanding or other arrangement; any supplemental employee retirement plan, pension plan or profit sharing plan (other than a tax qualified plan); or any other plan, agreement, understanding or other arrangement between Bancorp and Executive providing compensation to or economic benefit for Executive upon the termination of Executive’s employment by Bancorp, Executive shall not receive an aggregate of payments on account of such a severance from employment having a present value which equals or exceeds the “parachute payment” amount set forth in Section 280G(e) of the IRC, as added by the EESA. The calculation of the amount of the present value of aggregate payments of compensation to, or for the benefit of, Executive shall be calculated as provided in IRC Section 280G(e) and IRS Notice 2008-94. Executive shall be permitted to elect which payments and/or benefits shall be reduced and in what amounts to effect any reduction necessary to comply with the foregoing prohibition; provided, however, that if Executive does not make such election within fifteen (15) days following the severance of Executive’s employment, the Bancorp Board of Directors of Bancorp (or any successor entity) or its designee shall make such election. Executive waives any and all rights to contest, seek redress for, or file a civil action to enjoin or obtain damages in connection with any such election by such Board or its designee.

2.          Waiver and Release. Executive acknowledges and agrees that the ARRA and the Interim Final Rules cause many of the provisions in the Agreement to be without effect (such provisions nonetheless being required to be agreed to by the Authorities), with the consequence that Executive may not receive incentive compensation, golden parachute payments or severance payments except as specifically allowed by the ARRA and the Interim Final Rules. Executive waives and releases any and all claims, actions, claims for relief and causes of action Executive has or may have hereafter against Bancorp and/or Bank arising from or asserted under provisions of the Agreement requiring Bancorp and/or Bank to take actions under the Agreement which Bancorp and/or Bank are prohibited from taking under the Authorities and, accordingly, refrain from taking (“Claims”). This waiver and release shall terminate and be of no prospective effect (but shall remain applicable to Claims existing immediately prior to such termination) at such time as Bancorp and Bank are no longer subject to such prohibitions.